                                                                     EXHIBIT 1.3

________________________________________________________________________________
________________________________________________________________________________



                           FEDERAL-MOGUL CORPORATION
                           (a Michigan corporation)



                       _________ Shares of Common Stock



                       INTERNATIONAL PURCHASE AGREEMENT



Dated:  June ., 1998

________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SECTION 1.   Representations and Warranties..................................................................     4
     (a)     Representations and Warranties by the Company...................................................     4
     (i)     Compliance with Registration Requirements.......................................................     4
     (ii)    Incorporated Documents..........................................................................     5
     (iii)   Independent Accountants.........................................................................     5
     (iv)    Financial Statements............................................................................     5
     (v)     No Material Adverse Change in Business..........................................................     6
     (vi)    Good Standing of the Company....................................................................     6
     (vii)   Good Standing of Subsidiaries...................................................................     6
     (viii)  Capitalization..................................................................................     7
             (ix)     Authorization of Agreement.............................................................     7
             (x)      Authorization and Description of Securities............................................     7
             (xi)     Absence of Defaults and Conflicts......................................................     7
             (xii)    Absence of Labor Dispute...............................................................     8
             (xiii)   Absence of Proceedings.................................................................     8
             (xiv)    Accuracy of Exhibits...................................................................     8
             (xv)     Possession of Intellectual Property....................................................     9
             (xvi)    Absence of Further Requirements........................................................     9
             (xvii)   Possession of Licenses and Permits.....................................................     9
             (xviii)  Title to Property......................................................................     9
     (xix)   [Intentionally Omitted.]  ......................................................................    10
             (xx)     Investment Company Act.................................................................    10
             (xxi)    Environmental Laws.....................................................................    10
     (b)     Representations and Warranties by the Selling Shareholders......................................    11
                      (i)     Accurate Disclosure............................................................    11
                      (ii)    Authorization of Agreements....................................................    11
                      (iii)   Good and Marketable Title......................................................    12
                      (iv)    Due Execution of Power of Attorney and Custody Agreement.......................    12
                      (v)     Absence of Manipulation........................................................    12
                      (vi)    Absence of Further Requirements................................................    13
                      (vii)   Restriction on Sale of Securities..............................................    13
                      (viii)  Certificates Suitable for Transfer.............................................    13
                      (ix)    No Association with NASD.......................................................    13
     (c)     Officer's Certificates..........................................................................    14
     (d)     Selling Shareholders' Certificates..............................................................    14

SECTION 2.   Sale and Delivery to International Managers; Closing............................................    14
             (a)      Initial Securities.....................................................................    14
             (b)      Option Securities......................................................................    14
             (c)      Payment................................................................................    15
             (d)      Denominations; Registration............................................................    15

                                                                                                               PAGE
                                                                                                               ----
SECTION 3.   Covenants of the Company.......................................................................     16
             (a)      Compliance with Securities Regulations and Commission Requests........................     16
             (b)      Filing of Amendments..................................................................     16
             (c)      Delivery of Registration Statements...................................................     16
             (d)      Delivery of Prospectuses..............................................................     17
             (e)      Continued Compliance with Securities Laws.............................................     17
             (f)      Blue Sky Qualifications...............................................................     17
             (g)      Earnings Statement....................................................................     18
             (h)      Use of Proceeds.......................................................................     18
             (i)      Listing...............................................................................     18
             (j)      Restriction on Sale of Securities.....................................................     18
             (k)      Reporting Requirements................................................................     18

SECTION 4.   Payment of Expenses............................................................................     18
     (a)  Expenses..........................................................................................     18
             (b)      Termination of Agreement..............................................................     19

SECTION 5.   Conditions of International Managers' Obligations..............................................     19
     (a)     Effectiveness of Registration Statement........................................................     19
     (b)     Opinion of Counsel for Company.................................................................     20
             (c)      Opinion of Counsel for the Selling Shareholders.......................................     20
             (d)      Opinion of Counsel for International Managers.........................................     20
             (e)      Officers' Certificate.................................................................     20
             (f)      Certificate of Selling Shareholders...................................................     21
             (g)      Accountant's Comfort Letter...........................................................     21
             (h)      Bring-down Comfort Letter.............................................................     21
             (i)      Approval of Listing...................................................................     21
             (j)      Lock-up Agreements....................................................................     21
             (k)      Purchase of Initial U.S. Securities...................................................     21
             (l)      Conditions to Purchase of International Option Securities.............................     21
             (i)      Officers' Certificate.................................................................     22
             (ii)     Certificate of Selling Shareholders...................................................     22
             (iii)    Opinion of Counsel for Company........................................................     22
             (iv)     Opinion of Counsel for the Selling Shareholders.......................................     22
             (v)      Opinion of Counsel for International Managers.........................................     22
             (vi)     Bring-down Comfort Letter.............................................................     22
             (m)      Additional Documents..................................................................     22
             (n)      Termination of Agreement..............................................................     23

SECTION 6.   Indemnification................................................................................     23
             (a)      Indemnification of International Managers.............................................     23
             (b)      Indemnification of Company, Directors and Officers and Selling
                      Shareholders..........................................................................     24

                                                                                                               PAGE
                                                                                                               ----
     (c)      Actions against Parties; Notification..........................................................    25
     (d)      Settlement without Consent if Failure to Reimburse.............................................    25
     (e)      Limitation on Selling Shareholders Indemnification.............................................    25
SECTION 7.    Contribution...................................................................................    26
SECTION 8.    Representations, Warranties and Agreements to Survive Delivery.................................    27
SECTION 9.    Termination of Agreement.......................................................................    27
     (a)      Termination; General...........................................................................    27
     (b)      Liabilities.  .................................................................................    28
SECTION 10.   Default by One or More of the International Managers...........................................    28
SECTION 11.   Default by One or More of the Selling Shareholder(s) or the Company............................    28
SECTION 12.   Notices........................................................................................    29

SECTION 13.   Parties........................................................................................    29
SECTION 14.   GOVERNING LAW AND TIME.........................................................................    30
SECTION 15.   Effect of Headings.............................................................................    30

     SCHEDULES
              Schedule A - List of Underwriters.........................................................    Sch A-1
              Schedule A-2 - Initial International Securities and International
                  Option Securities.....................................................................  Sch A-2-1
              Schedule B - Federal-Mogul................................................................    Sch B-1
              Schedule C - List of Subsidiaries.........................................................    Sch C-1
              Schedule D - List of Persons subject to Lock-up...........................................    Sch D-1

     EXHIBITS
              Exhibit A - Form of Opinion of Company's Counsel..........................................        A-1
              Exhibit A-2 - Form of Opinion of Selling Shareholders' Counsel............................      A 2-1
              Exhibit B - Form of Lock-up Letter........................................................        B-1

                                                           Draft of June 1, 1998



                           FEDERAL-MOGUL Corporation

                           (a Michigan corporation)

                       _________ Shares of Common Stock

                              (Without Par Value)

                       INTERNATIONAL PURCHASE AGREEMENT
                       --------------------------------

                                                                    June ., 1998

MERRILL LYNCH INTERNATIONAL
Bear, Stearns International Limited
Morgan Stanley & Co. International Limited
Smith Barney Inc.
Donaldson, Lufkin & Jenrette International
J. Henry Schroder & Co. Limited
ABN AMRO Rothschild
Credit Lyonnais Securities
Kleinwort Benson Limited
  as Lead Managers of the several International Managers


c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

     Federal-Mogul Corporation, a Michigan corporation (the "Company"), and the shareholders listed on Schedule A-2 hereto (the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Bear, Stearns International Limited, Morgan Stanley & Co. International Limited, Smith Barney Inc., Donaldson, Lufkin & Jenrette International, J. Henry Schroder & Co. Limited, ABN AMRO Rothschild, Credit Lyonnais Securities and Kleinwort Benson Limited are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Company and the Selling

Shareholders, severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, without par value, of the Company ("Common Stock") as set forth in said Schedules A and A-1 (which, with respect to the Selling Shareholders, reflect shares of Common Stock to be issued upon conversion of shares of Series E Mandatory Exchangeable Preferred Stock ("Series E Stock")), and (ii) the grant by the Company and the Selling Shareholders to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of _________ additional shares of Common Stock to cover over-allotments, if any. The aforesaid _________ shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the _________ shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

     It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of _________ shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns International Limited, Morgan Stanley & Co. International Limited, Smith Barney Inc., Donaldson, Lufkin & Jenrette International. J. Henry Schroder & Co. Limited, ABN AMRO Rothschild, Credit Lyonnais Securities and Kleinwort Benson Limited are acting as representatives (the "U.S. Representatives") and the grant by the Company and the Selling Shareholders to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to _________ additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company and the Selling Shareholders are not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities, and the U.S. Securities are hereinafter collectively called the "Securities".

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company and the Selling Shareholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-50413) and pre-effective amendments nos. 1 and 2 thereto covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the
Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective
(a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated _____, 1998 and preliminary U.S. Prospectus dated ____, 1998, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses

(or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

          (i)  Compliance with Registration Requirements.  The Company meets the
               -----------------------------------------
     requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

          Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)   Incorporated Documents. The documents incorporated or deemed to
                 ----------------------
     be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii)  Independent Accountants.  The accountants who certified the
                 -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)   Financial Statements.  The financial statements of the Company
                 --------------------
     and its consolidated subsidiaries included in the Registration Statement and the Prospectuses, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as disclosed therein, except that financial statements of T&N plc ("T&N") have been prepared in conformity with U.K. GAAP applied on a consistent basis throughout the periods involved except as disclosed therein. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP, or U.K. GAAP with respect to T&N supporting schedules, the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v)    No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice or with the Company's new dividend policy summarized in the Prospectuses under the caption "Price Range of Common Stock and Dividends" and dividends on the Company's outstanding preferred stock in the ordinary course, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi)   Good Standing of the Company.  The Company has been duly
                 ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the state of Michigan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (including foreign jurisdictions) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii)  Good Standing of Subsidiaries.  Each "significant subsidiary"
                 -----------------------------
     of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction (including foreign jurisdictions) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and greater than 90% of such capital stock is owned by the Company, directly or through subsidiaries, and to the extent such capital stock is owned by the Company it is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the

     Company are (a) the subsidiaries listed on Schedule C hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (viii) Capitalization.  The authorized, issued and outstanding capital
                 --------------
     stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or the U.S. Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the Securities to be issued upon conversion of shares of Series E Stock held by such Selling Shareholders and to be sold to the Underwriters hereunder and under the International Purchase Agreement ("Conversion Shares") have been duly authorized and will be, prior to the Closing Time and at each Time of Delivery (if any), as applicable, duly authorized and validly issued and fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued, and none of the Conversion Shares will be issued, in violation of the preemptive or other similar rights of any securityholder of the Company; as of the Closing Time and each Date of Delivery (if any), as applicable, shares of Series E Stock shall have been duly and validly converted into the appropriate number of Conversion Shares.

          (ix)   Authorization of Agreement.  This Agreement and the U.S.
                 --------------------------
     Purchase Agreement have been duly authorized, executed and delivered by the Company.

          (x)    Authorization and Description of Securities. The Securities to
                 -------------------------------------------
     be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and in the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xi)   Absence of Defaults and Conflicts.  Neither the Company nor any
                 ---------------------------------
     of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, in the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) (except to the extent described in the Prospectuses under the caption "Description of Certain Indebtedness--Repayments and Refinancings") under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xii)  Absence of Labor Dispute.  No labor dispute with the employees
                 ------------------------
     of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent which may reasonably be expected to result in a Material Adverse Effect.

          (xiii) Absence of Proceedings.  There is no action, suit, proceeding,
                 ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiv)  Accuracy of Exhibits.  There are no contracts or documents
                 --------------------
     which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv)    Possession of Intellectual Property.  The Company and its
                  -----------------------------------
     subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xvi)   Absence of Further Requirements.  No filing with, or
                  -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities by the Company under this Agreement and the U.S. Purchase Agreement or the consummation by the Company of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (xvii)  Possession of Licenses and Permits.  The Company and its
                  ----------------------------------
     subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xviii) Title to Property.  The Company and its subsidiaries have
                  -----------------
     good and marketable title to all real property owned by the Company and its subsidiaries which is material to the business of the Company and its subsidiaries taken as a whole and good title to all other properties owned by them which is material to the business of the Company and its subsidiaries taken as a whole , in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix)  [Intentionally Omitted.]

          (xx)   Investment Company Act.  The Company is not, and upon the
                 ----------------------
     issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxi)  Environmental Laws.  Except as described in the Registration
                 ------------------
     Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxii) Registration Rights.  There are no persons with registration
                 -------------------
     rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except for persons who are Selling

     Shareholders or other shareholders described in the Prospectus as having registration rights. Each Selling Shareholder has validly and effectively exercised such Selling Shareholder's rights to require registration of Conversion Shares because of the filing of the Registration Statement and the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement and each Selling Shareholder, with respect to any securities of the Company other than Conversion Shares, and each other holder of any security of the Company that has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or the U.S. Purchase Agreement, has validly and effectively waived such rights.

     (b) Representations and Warranties by the Selling Shareholders and Covenants of the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

          (i)    Accurate Disclosure.  [With respect to Kenneth Lehman and David
                 -------------------
     Weinberg: the representations and warranties of the Company contained in
     Section 1(a) hereof, insofar as they relate to Fel-Pro, Incorporated and the affiliated companies purchased together with Fel-Pro Incorporated by Federal-Mogul (collectively "Fel-Pro") or information about Fel-Pro at or prior to the Company's acquisition thereof, are true and correct.] Each Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and neither the Prospectuses nor any amendments or supplements thereto include any untrue statement of a material fact with respect to such Selling Shareholder [and, with respect to Kenneth Lehman and David Weinberg, Fel-Pro] or omits to state a material fact with respect to such Selling Shareholder [and, with respect to Kenneth Lehman and David Weinberg, Fel-Pro] necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii)   Authorization of Agreements.  Such Selling Shareholder has the
                 ---------------------------
     full right, power and authority to enter into this Agreement, the U.S. Purchase Agreement and a Power of Attorney and Custody Agreement (in each case, a "Power of Attorney and Custody Agreement") and to sell and cause to be delivered the Securities to be sold by such Selling Shareholder hereunder and thereunder. The execution and delivery of this Agreement, the U.S. Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and therein and compliance by such Selling Shareholder with its obligations hereunder and thereunder have been duly authorized, if necessary, by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder nor will such action result in any violation of the provisions of the charter or by-laws or other organizational or governing instrument of such Selling Shareholder, if applicable, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

          (iii)   Good and Marketable Title.  Such Selling Shareholder has good
                  -------------------------
     and marketable title to the shares of Series E Stock to be converted into Conversion Shares and sold by such Selling Shareholder pursuant hereto and the U.S. Purchase Agreement, free and clear of any security interest, mortgage pledge, lien, claim, equity or encumbrance, and at the Closing Time and at each applicable Time of Delivery (if any), upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming due authorization and valid issuance of the Conversion Shares by the Company and assuming each such International Manager has no notice of any adverse claim, each of the International Managers will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for any lien created by such International Manager.

          (iv)   Due Execution of Power of Attorney and Custody Agreement.  Such
                 --------------------------------------------------------
     Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney and Custody Agreement with ________________, _______________ or _______________ as attorney-in-fact and custodian (each a "Shareholder Representative"); the Shareholder Representatives are authorized to take such actions as are necessary to validly and effectively exercise such Selling Shareholder's rights to require registration of Conversion Shares and to waive any such rights with respect to any other securities of the Company, to take such actions as are necessary to validly effectuate the conversion of shares of Series E Stock held by such Selling Shareholder into Conversion Shares, to direct the Company to deliver the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement and to accept payment therefor; and each Shareholder Representative is authorized to execute and deliver this Agreement and the U.S. Purchase Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to
     Section 5(l) on behalf of such Selling Shareholder, to sell to the Underwriters the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement, to determine the purchase price to be paid by the International Managers to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and under the U.S. Purchase Agreement.

          (v)    Absence of Manipulation.  Such Selling Shareholder has not
                 -----------------------
     taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (vi)   Absence of Further Requirements.  No filing with, or
                 -------------------------------
     authorization, approval, consent, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder, under the U.S. Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offering or sale of the Securities hereunder or under the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement except such as may have been previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (vii)   Restriction on Sale of Securities.  During a period of 90 days
                  ---------------------------------
     from the date of the Prospectuses, such Selling Shareholder will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any options or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clause
     (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold under this Agreement of the U.S. Purchase Agreement.

          (viii)  Certificates Suitable for Transfer. Certificates representing
                  ----------------------------------
     shares of Series E Stock to be converted into at least the maximum number of Conversion Shares to be sold by such Selling Shareholder to the Underwriters hereunder and under the U.S. Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with such Selling Shareholder's Shareholder Representative with irrevocable conditional instructions to deliver such certificates to the Company for conversion into Conversion Shares to be delivered to the Underwriters pursuant to this Agreement and the U.S. Purchase Agreement.

          (ix)    No Association with NASD. Neither such Selling Shareholder nor
                  ------------------------
     any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

          (x)     Registration Rights.  Such Selling Shareholder has validly and
                  -------------------
     effectively exercised such Selling Shareholder's rights to require registration of Conversion Shares because of the filing of the Registration Statement and the consummation of the transaction contemplated by this Agreement and the U.S. Purchase Agreement and such Selling Shareholder has not, and will not, exercise any other right to require registration of shares of Common Stock or any other security of the Company (other than Conversion Shares) because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or the U.S. Purchase Agreement.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

     (d) Selling Shareholders' Certificates. Any certificate signed by or on behalf of a Selling Shareholder delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by such Selling Shareholder to each International Manager as to the matters covered thereby.


     SECTION 2.  Sale and Delivery to International Managers; Closing.
                 ----------------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule B, that proportion of the number of Initial International Securities set forth in Schedule A-2 opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, acting severally and not jointly, hereby grant an option to the International Managers, severally and not jointly, to purchase up to an additional _________ shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company and the Selling Shareholders setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley & Austin, One First National Plaza, Chicago, IL 60603, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

     Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Shareholder Representatives pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been receive by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.  Covenants of the Company.  The Company covenants with each
                 ------------------------
International Manager as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and, during the period in which the Prospectuses are required to be delivered in connection with the sales of the Common Stock purchased pursuant to this Agreement, will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will, during the period in which the Prospectuses are required by the 1933 Act to be delivered in connection with sales of the Common Stock purchased pursuant to this Agreement, give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

          (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

          (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses or the documents incorporated therein by reference (as of the date of the Prospectuses), (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or the documents incorporated therein by reference (as of the date of the Prospectuses), (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) any securities issued as consideration for or to otherwise finance an acquisition of capital stock or assets of a business, provided that the recipient of any such securities agrees in
               -------- ----
     writing to be bound by the restrictions set forth in this Section 3(j) or
     (F)  [cover trust preferred securities and Series E Stock].

          (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. Payment of Expenses.   (a)  Expenses.  The Company will pay all
                -------------------
expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

     SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

           (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule
     430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

           (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of each of David M. Sherbin, Associate

     General Counsel of the Company and Cleary, Gottlieb, Steen & Hamilton, counsel for the Company, each in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the International Managers may reasonably request.

           (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Katten Muchin & Zavis, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-2 hereto and to such effect as counsel to the International Managers may reasonably request.

           (d) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of each of (A) Sidley & Austin, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, (xiii), (xv) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto and (B) Sachnoff & Weaver, Ltd., special counsel to the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

           (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, are contemplated by the Commission.

           (f) Certificate of Selling Shareholders. At Closing Time, the Lead Managers shall have received a certificate of each of the Shareholder Representatives on behalf of the Selling Shareholders, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

           (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from each of Ernst & Young LLP and KPMG Audit Plc a letter dated such date in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letters for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

           (h) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from each of Ernst & Young LLP and KPMG Audit Plc a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

           (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

           (j) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

           (k) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

           (l) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in
     Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

           (i)    Officers' Certificate.  A certificate, dated such Date of
                  ---------------------
           Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the

           Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

           (ii)   Certificate of Selling Shareholders.  A certificate, dated
                  -----------------------------------
           such Date of Delivery, of the Shareholder Representatives on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

           (iii)  Opinion of Counsel for Company.  The favorable opinion of
                  ------------------------------
           each of Edward W. Gray, Jr., Senior Vice President and General Counsel of the Company, David M. Sherbin, Associate General Counsel of the Company, and Cleary, Gottlieb, Steen & Hamilton, counsel for the Company, each in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
           Section 5(b) hereof.

           (iv)   Opinion of Counsel for the Selling Shareholders. The favorable
                  -----------------------------------------------
           opinion of Katten Muchin & Zavis, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

           (v)    Opinion of Counsel for International Managers.  The favorable
                  ---------------------------------------------
           opinion of each of Sidley & Austin, counsel for the International Managers, and Sachnoff & Weaver Ltd., Special Counsel for the International Managers dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
           Section 5(c) hereof.

           (vi)   Bring-down Comfort Letter.  A letter from Ernst & Young LLP
                  -------------------------
           and from KPMG Audit Plc, each in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

           (m) Additional Documents. At Closing Time and at each Date of Delivery counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

           (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities may be terminated by the Lead Managers by notice to the Company and to the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.   Indemnification.
                  ---------------

     (a) Indemnification of International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below. In addition, each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act:

           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto); and provided further that the Company will not be liable to an
              -------- -------
International Manager with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such International Manager failed to send or give, at or prior to the Closing Date, a copy of the International Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the International Managers and the loss, liability, claim, damage or expense of such International Manager resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the International Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such International Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such International Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person; and provided further, that this indemnity
                                       -------- -------
agreement, in so far as it relates to indemnification by Selling Shareholders, shall not apply to any loss, liability, claim, damage or expense arising out of any untrue statement or omission or alleged untrue statement or omission except to the extent that said untrue statement or omission or alleged untrue statement or omission relates (A) to written information furnished to the Company by or on behalf of any Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or International Prospectus (or any amendment or supplement thereto) or (B) to information relating to Fel-Pro.

     (b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary international prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) Limitation on Selling Shareholders Indemnification. Without limiting the full extent of (i) the Company's agreement to indemnify each International Manager (and controlling persons thereof, if any) as herein provided, (ii) the liability of the Company with respect to the breach by the Company of any representation, warranty or covenant contained in this Agreement (or in any certificate of the Company delivered pursuant hereto) and (iii) the liability for any Selling Shareholder with respect to the breach by such Selling Shareholder of any representation, warranty or covenant contained in Section 1 of this Agreement (or in any certificate of such Selling Shareholder delivered pursuant hereto), notwithstanding anything contained in this Agreement to the contrary, each Selling Shareholder shall be liable under (A) the indemnification agreement contained in Section 6(a) of this Agreement or (B) the contribution provisions contained in Section 7 of this Agreement, only for an amount not exceeding, in the aggregate, the net proceeds received by such Selling Shareholder from the sale of Securities hereunder. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the International Managers and controlling persons under this Agreement, as to the respective amounts of such liability for which each of them shall be responsible.

     SECTION 7.   Contribution.  If the indemnification provided for in
                  ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company and the Selling Shareholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contributions pursuant to this
Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Managers has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8.    Representations, Warranties and Agreements to Survive
                   -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the International Managers.

     SECTION 9.    Termination of Agreement.
                   ------------------------

     (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b)   Liabilities.   If this Agreement is terminated pursuant to this
Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the International Managers.  If one
                  ----------------------------------------------------
or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this
Section 10.

     SECTION 11.  Default by One or More of the Selling Shareholder(s) or the
                  -----------------------------------------------------------
Company.  (a) If any Selling Shareholder shall fail at Closing Time to sell and
-------
deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholder(s) do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule A-2 hereto, then the International Managers may, at the option of the Lead Managers, by notice from the Lead Managers to the Company and the non-defaulting Selling Shareholder(s), either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Section 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholder(s) and the Company have agreed to sell hereunder. No action taken pursuant to this
Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

     In the event of default by any Selling Shareholder as referred to in this
Section 11, each of the Lead Managers, the Company and the non-defaulting Selling Shareholder(s) shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     (b) If the Company shall fail at Closing Time to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12.  Notices.  All notices and other communications hereunder
                  -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of .; and notices to the Company shall be directed to it at 26555 Northwestern Highway, Southfield, Michigan 48034, attention of General Counsel; and notices to the Selling Shareholder(s) shall be directed to ., attention ..

     SECTION 13.  Parties.  This Agreement shall each inure to the benefit of
                  -------
and be binding upon the International Managers, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Shareholder Representatives for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company and the Selling Shareholders in accordance with its terms.

                                     Very truly yours,

                                     FEDERAL-MOGUL


                                     By_________________________________________
                                     Name:
                                     Title:


                                     [Selling Shareholders]


                                     By:________________________________________
                                     [Name]
                                     As Shareholder Representative acting on
                                     behalf of the Selling Shareholders listed
                                     above


                                     [Selling Shareholders]


                                     By:________________________________________
                                     [Name]
                                     As Shareholder Representative acting on
                                     behalf of the Selling Shareholders listed
                                     above


                                     [Selling Shareholders]

                                     By:________________________________________
                                     [Name]
                                     As Shareholder Representative acting on
                                     behalf of the Selling Shareholders listed
                                     above

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH INTERNATIONAL
Bear, Stearns International Limited.
Morgan Stanley & Co. International Limited
Smith Barney Inc.
Donaldson, Lufkin & Jenrette International
J. Henry Schroder & Co. Limited
ABN AMRO Rothschild
Credit Lyonnais Securities
Kleinwort Benson Limited

By: MERRILL LYNCH INTERNATIONAL


By ________________________________
         Authorized Signatory

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A


                                                            Number of
                                                             Initial
                                                          International
        Name of International Manager                       Securities
        -----------------------------                       ----------


Merrill Lynch International.........................
Bear, Stearns International Limited
Morgan Stanley & Co. International Limited
Smith Barney Inc.
Donaldson, Lufkin & Jenrette International
J. Henry Schroder & Co. Limited & Co................
ABN AMRO Rothschild
Credit Lyonnais Securities
Kleinwort Benson Limited




                                                                 -----------

Total...............................................
                                                              ==============

                                    Sch A-1

                                  SCHEDULE A-2


                             Number of Initial International  Maximum Number of International
                                  Securities to be Sold        Option Securities to Be Sold
                             -------------------------------  -------------------------------
Federal-Mogul Corporation

[Selling Shareholders]                   -------                           -------



Total......................          ============                      ===========

                                   Sch A-2-1

                                   SCHEDULE B

                                 FEDERAL-MOGUL

                        _________ Shares of Common Stock
                              (Without Par Value)



          1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $..

          2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $., being an amount equal to the initial public offering price set forth above less $. per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                    Sch B-1

                                   SCHEDULE C

                        [List of subsidiaries to come.]


                                    Sch C-1

                                   SCHEDULE D

                          List of persons and entities
                               subject to lock-up



Federal-Mogul Corporation
Richard A. Snell
Alan C. Johnson
Paul R. Lederer
Thomas W. Ryan
Wilhelm A. Schmelzer
Frank Tomes

                                    Sch D-1

                                                                       Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)
                                [To be agreed]

                                                                     Exhibit A-2



           FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER(S)

                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

          i      No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by the Selling Shareholders of their obligations under the U.S. Purchase Agreement, the International Purchase Agreement or the Power of Attorney and Custody Agreement, or in connection with the offer, sale and delivery of the Securities.

          ii     Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Shareholder(s) named therein and constitutes the legal, valid and binding agreement of such Selling Shareholder.

          iii    Each of the U.S. Purchase Agreement and the International
     Purchase Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

          iv     The Shareholder Representatives have been duly authorized by the Selling Shareholders to deliver shares of Series E Preferred Stock for conversion into Conversion Shares and direct the Company to deliver the Conversion Shares on behalf of the Selling Shareholders in accordance with the terms of the U.S. Purchase Agreement and the International Purchase Agreement.

          v      The execution, delivery and performance of the U.S. Purchase
     Agreement, the International Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholder(s) with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholder(s) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities nor will such action result in any violation of the provisions of the charter or by-laws or other organizational or governing instrument of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or

                                     A-2-1
     order of any government, government instrumentality or court or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

          vi     To the best of our knowledge, each Selling Shareholder has valid and marketable title to the shares of Series E Stock to be converted into Conversion Shares to be sold by such Selling Shareholder pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, free and clear of any pledge, lien, security interest, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement. By delivery of a certificate or certificates therefor such Selling Shareholder will transfer to the Underwriters who have purchased such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement (without notice of any defect in the title of such Selling Shareholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                     A-2-2

  [FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
                                 SECTION 5(J)]


                                                                       Exhibit B


                                    ., 1998



MERRILL LYNCH INTERNATIONAL

Bear, Stearns International Limited

Morgan Stanley & Co. International Limited

Smith Barney Inc.

Donaldson, Lufkin & Jenrette International

J. Henry Schroder & Co. Limited

ABN AMRO Rothschild

Credit Lyonnais Securities

Kleinwort Benson Limited



  as Lead Managers of the several International Managers

c/o  Merrill Lynch International

Ropemaker Place

25 Ropemaker Street

London EC24 9L4

England

     Re:  Proposed Public Offering by Federal-Mogul Corporation
          -----------------------------------------------------

Dear Sirs:

     The undersigned, a stockholder and an officer and/or director of Federal-Mogul Corporation, a Michigan corporation (the "Company"), understands that Merrill Lynch International ("Merrill Lynch") and Bear, Stearns International Limited, Morgan Stanley & Co. International Limited, Smith Barney Inc., Donaldson, Lufkin & Jenrette International, J. Henry Schroder & Co. Limited, ABN AMRO Rothschild, Credit Lyonnais Securities and Kleinwort Benson Limited propose(s) to enter into an International Purchase Agreement (the "International Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, without par value (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the International Purchase Agreement that, during a period of . days from the date of the International Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                    Very truly yours,



                                    Signature:   _____________________________



                                    Name:        ________________________

                                      B-2